As filed with the Securities and Exchange Commission on May 23, 2006

Registration No. 333-131668

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ORTHOVITA, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2694857
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

45 Great Valley Parkway

Malvern, Pennsylvania 19355

(610) 640-1775

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Antony Koblish

Chief Executive Officer

Orthovita, Inc.

45 Great Valley Parkway

Malvern, Pennsylvania 19355

(610) 640-1775

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Please address a copy of all communications to:

Stephen A. Jannetta, Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

(215) 963-5000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED MAY 23, 2006

PROSPECTUS

$40,000,000

ORTHOVITA, INC.

Common Stock, Preferred Stock, Debt Securities,

Warrants to Purchase Common Stock,

Warrants to Purchase Preferred Stock,

Warrants to Purchase Debt Securities,

Depositary Shares, Stock Purchase Contracts and

Stock Purchase Units

We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is quoted on the Nasdaq National Market under the symbol “VITA.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system, or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investing in our securities involves risks. You should carefully review the information contained in this prospectus under the heading “ Risk Factors” beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is May 23, 2006.

i

SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus and may not contain all the information that is important to you.

We are a biomaterials company with proprietary technologies for the development and commercialization of synthetic, biologically active, tissue engineering products for orthopedic and neurosurgical applications. We develop and market synthetic-based biomaterial products for use in spine surgery, the repair of fractures, and a broad range of clinical needs in the trauma, joint reconstruction, revision and extremities markets. Our products are used in the regeneration of bone and soft tissue. We also distribute products that complement our biomaterial platforms. We incorporated in Pennsylvania in 1992 and maintain a branch operation in Belgium.

Our near-term commercial business is based on our VITOSS® Bone Graft Substitute technology platforms, which are designed to address the non-structural bone graft market, and VITAGEL™, which is a hemostatic agent. Our longer-term U.S. clinical program is focused on our internally developed CORTOSS® Synthetic Cortical Bone technology platform, which is primarily designed for injections in osteoporotic spines to treat vertebral compression fractures. In addition, we employ in-house research and development to create new biomaterial technology platforms. We work jointly with Kensey Nash Corporation (“Kensey”) and Angiotech Pharmaceuticals, Inc. (“Angiotech”) (an 11% shareholder of the company) to develop and/or market novel synthetic-based biomaterial products and continue to pursue similar relationships with other leaders in biomaterials.

In March 2003, we entered into an agreement with Kensey to jointly develop and commercialize new biomaterials-based products based upon our VITOSS platform. The new products developed under this agreement are based on our internally developed proprietary VITOSS bone void filler material in combination with proprietary resorbable Kensey biomaterials. Kensey has the exclusive right to manufacture any co-developed approved or cleared product for seven years from first commercial sale of the first co-developed product and we will market and sell the product worldwide. In March 2005, the March 2003 agreement under which the VITOSS FOAM products have been commercialized, was extended until February 2014. Following the regulatory clearance of each new product under the agreement, we have obligations to pay Kensey for manufacturing the product, and make royalty payments to Kensey based on the net sales of such product. In December 2003, we received FDA 510(k) clearance for the first jointly developed product platform, VITOSS FOAM, and we commenced sales of the first of several product configurations under the VITOSS FOAM product platform during February 2004. In February 2005, we expanded our existing relationship with Kensey and agreed to pursue co-development of soft tissue repair products for orthopedics. Similar to the terms of the original agreement signed in March 2003, Kensey will manufacture any new co-developed soft tissue products and we will market and sell the products worldwide, with Kensey receiving a royalty on net sales of the products. Approximately 60% of product sales for the three months ended March 31, 2006 were from VITOSS FOAM products co-developed with Kensey.

Additionally in June 2004, we entered into a Distribution Agreement with Angiotech BioMaterials Corp. under its former name, Cohesion Technologies, Inc., a wholly-owned subsidiary of Angiotech, to distribute, market and sell CoStasis (which we re-branded as VITAGEL Surgical Hemostat), a composite liquid hemostat, and the CELLPAKER plasma collection system, used together with VITAGEL, to surgical customers throughout North America, with an option to expand the VITAGEL territory to include the European Union (“EU”) and the rest of the world. Under the agreement, we have obligations to purchase the products and make royalty payments to Angiotech based on the net sales of such products. Effective September 30, 2005, we entered into an amendment to the agreement necessary to transition the manufacture of the products and accessories from Angiotech to us. In addition, the amendment changes the royalty rate payable by us to Angiotech and modifies the method for calculating net sales of such products. Angiotech decided to cease to manufacture VITAGEL by November 2005; therefore, in October 2005, we purchased all available existing products, accessories and work-in-process from Angiotech for $1,800,000. On November 30, 2005, we submitted a duplicate premarket approval application (“PMA”) for VITAGEL to the FDA through a Grant of License from Angiotech to reference its PMA. FDA approval of the PMA submitted by us, if obtained, will allow us to sell VITAGEL product that is manufactured on-site in our Malvern, Pennsylvania facility. As of March 31, 2006, we had included in inventory VITAGEL valued at $653,835 that was manufactured on-site at our Malvern facility.

The quantity of VITAGEL inventory purchased last year from Angiotech was intended to meet our operating requirements until the expected receipt of the FDA approval of our PMA submission that would allow us to manufacture commercial VITAGEL product. We currently believe FDA approval of our facility to manufacture VITAGEL product will be received sometime after the end of the second quarter of 2006; however, there is no assurance that FDA approval will be obtained. In addition, due to higher than anticipated sales, we now believe the VITAGEL inventory purchased last year will only meet our sales requirements through mid-June 2006; therefore, we do not expect to have sufficient VITAGEL inventory to sustain our current sales levels thereafter until FDA approval is received. If we are unable to supply VITAGEL inventory for a period of time, our customers may seek alternative products and we may lose market share for VITAGEL. Further, there is no assurance that we will regain any VITAGEL market share that may be lost.

On March 20, 2006, we entered into License Agreement with Angiotech Pharmaceuticals (US), Inc., an affiliate of Angiotech,

pursuant to which Angiotech licenses VITAGEL Surgical Hemostat products and the CELLPAKER plasma collection system to us and we assume manufacturing responsibility for these products. The June 2004 Distribution Agreement described above served as the basis for the establishment of the License Agreement and, upon completion of the sale of the VITAGEL and CELLPAKER products in inventory, which we purchased from Angiotech in the second half of 2005, the June 2004 Distribution Agreement will terminate and the License Agreement will represent the sole agreement governing the relationship between the parties. Under the License Agreement, we have the exclusive right to manufacture, and the exclusive right to sell, VITAGEL products throughout the world for orthopedic indications, and the non-exclusive right to manufacture, and the non-exclusive right to sell, CELLPAKER products throughout the world. Under the License Agreement, we will be subject to minimum sales quotas and must make royalty payments based on a share of all revenue we receive from net sales of VITAGEL and CELLPAKER products that we manufacture. The License Agreement is effective as of January 1, 2006 and expires on December 31, 2014.

In August 2002, we entered into a supply agreement with BioMimetic Pharmaceutical Inc. (“BioMimetic”) that enables BioMimetic to use its recombinant human platelet derived growth factor (“rhPDGF”) in combination with our proprietary VITOMATRIX™ particulate synthetic scaffold biomaterial, which we produce in the same process used to manufacture VITOSS Bone Graft Substitute. Under the agreement, we supply our proprietary beta tricalcium phosphate biomaterial to BioMimetic for its clinical and commercial use in conjunction with its rhPDGF. The agreement provides that BioMimetic will market and sell the combined product in the dental, periodontal, oral and cranio-maxillofacial bone grafting markets.

We market and sell our VITOSS Bone Graft Substitute products, the IMBIBE® Bone Marrow Aspirate and Delivery Devices (used with VITOSS Bone Graft Substitute) and VITAGEL products through a U.S. field sales network of direct sales representatives and independent sales agencies that we began to assemble in June 2003. As of March 31, 2006, we had 61 direct sales representatives and arrangements with 33 independent sales agencies that we utilize to market our products. We continue to strengthen our field sales network through the addition of direct sales representatives in those U.S. sales territories where either we do not have independent sales agency coverage or the territories are underserved. Outside of the U.S., we primarily utilize a network of independent, stocking distributors to market VITOSS Bone Graft Substitute, CORTOSS® Synthetic Cortical Bone and ALIQUOT® Micro Delivery System (a system designed to facilitate effective delivery of our CORTOSS Synthetic Cortical Bone product).

Information regarding our product sales by geographic markets for the three months ended March 31, 2006 is included in Note 8 (Product Sales) to the condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and incorporated by reference in this prospectus. Information regarding our product sales by geographic markets for the years ended December 31, 2005, 2004 and 2003 is included in Note 11 (Product Sales) to the consolidated financial statements, which is included in our Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated by reference in this prospectus.

We market and sell our products for only the indication(s) or use(s) that have received regulatory approval or clearance.

Our principal executive offices are located at 45 Great Valley Parkway, Malvern, Pennsylvania 19355, and our telephone number is (610) 640-1775. Our website is located at http://www.orthovita.com. However, the information on our website does not constitute a part of this prospectus.

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks in such an investment, including those described below. You should consider carefully these risk factors together with all of the other information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference in this document, before purchasing our securities.

If VITOSS is not commercially successful in the United States or if CORTOSS and VITOSS are not commercially successful in the European Union, our operating results will be impaired.

We are highly dependent on successfully selling our products for which we have received regulatory approval or clearance. We expect regulatory approvals or clearances in the United States for our products under development, if obtained at all, to take several years. To date, we have received regulatory approval to market VITOSS, CORTOSS and ALIQUOT for specified uses in the European Union, Australia and countries adhering to the regulatory standards of the European Union. We have also received regulatory clearance to market VITOSS and IMBIBE in the United States. For these reasons, we are dependent upon VITOSS and CORTOSS and their ancillary products, IMBIBE and ALIQUOT, in their respective approved markets to generate sufficient revenues to sustain operations in the future.

These products have only been recently approved or cleared and launched, and the markets for our products are evolving. Accordingly, we cannot accurately predict either the future growth rate of product sales, if any, or the ultimate size of these markets. Certain factors that may limit our ability to increase sales include:

•	our dependence on the efforts of independent agents and distributors to promote the use of our products, over which we have limited control;

•	the introduction of new products into the market by competing orthopedic companies based upon other competing technologies;

•	our dependence on the continued publication of independent pre-clinical and clinical data to support the use of our products;

•	our need to train a sufficient number of surgeons to create demand for our products; and

•	the need for payors to authorize insurance reimbursement for procedures using our products.

Market acceptance of our products will largely depend on our ability to demonstrate their relative safety, efficacy, cost-effectiveness and ease of use. Surgeons will not use our products unless they determine, based on experience, clinical data and recommendations from prominent surgeons and mentors that our products are safe and effective. Our products are based on new technologies that have not been previously used and must compete with more established treatments currently accepted as the standards of care. The attributes of some of our products may require some changes in surgical techniques that have become standard within the medical community, and there may be resistance to change. Therefore, for these products, we must be able to convince surgeons who currently favor existing techniques to switch to new procedures that would use our products. Many surgeons will not purchase our products until there is sufficient, long-term clinical evidence to convince them to alter their existing treatment methods. In addition, surgeons may be slow to change their medical treatment practices because of perceived liability risks arising from the use of new products and the uncertainty of third party reimbursement for our products. Any failure to gain market acceptance of our products could result in lower sales and the inability to become profitable.

Our plan to assume manufacturing of VITAGEL and its related products may not be successful or timely, and the failure or delay to receive FDA approval to manufacture VITAGEL could negatively affect our sales and market share for VITAGEL.

Pursuant to our Distribution Agreement with Angiotech, as amended, we expect to assume full manufacturing for the VITAGEL product upon approval from the FDA of the PMA we submitted on November 30, 2005. There can be no assurance that we will receive FDA approval to manufacture VITAGEL or that, even if approved, we will be able to comply with FDA regulatory requirements to continue to manufacture VITAGEL, which could result in delay or inability to manufacture and sell the products. There is no assurance that we will receive any such approval prior to running out of the limited product we purchased from Angiotech prior to Angiotech shutting down its manufacturing facility in November 2005. Our ability to have sufficient VITAGEL inventory to sustain current or any sales levels is dependent upon the receipt and timing of FDA approval of our PMA for VITAGEL. If we are unable to supply VITAGEL inventory for a period of time, our customers may seek alternative products and we may lose market share for VITAGEL. Further, there is no assurance that we will regain any VITAGEL market share that may be lost.

If we are unable to operate an effective sales and distribution network, our ability to generate sales and become profitable will be impaired.

We have assembled a field sales network of independent sales agencies and direct sales representatives in the U.S. in order to market VITOSS Bone Graft Substitute, VITAGEL and IMBIBE. Outside of the U.S., we utilize a network of independent stocking distributors to market VITOSS Bone Graft Substitute, CORTOSS and ALIQUOT. We seek to strengthen our field sales network through the addition of direct sales representatives in those U.S. territories where we either do not have independent sales agency coverage or the territories are underserved. We are dependent upon our distributors, sales agencies and direct sales representatives for the sale of our products. Any failure to maintain and effectively manage our distribution network will impair our ability to generate additional sales and become profitable.

There can be no assurance that the distributors and agencies will perform their obligations in their respective territories as expected, or that we will continue to derive any revenue from these arrangements. We cannot assure that our interests will continue to coincide with those of our distributors and agencies. In addition, we cannot assure that our distributors and agencies will not develop independently, or with other companies, other competitive products.

The independent U.S. agencies selling VITOSS Bone Graft Substitute generally sell products from other orthopedic companies. A single agency may sell VITOSS Bone Graft Substitute, as well as hardware manufactured by other orthopedic companies consisting of metal plates, screws and titanium spinal cages, to end user hospitals. Our sales could be adversely affected if, for any reason, one or more of our successful agencies lost their hardware product line provided by other orthopedic companies. Additionally, our independent agencies may be unable or unwilling to carry or effectively sell VITOSS Bone Graft Substitute as a result of the introduction of new products into the market based upon other technologies that could compete with VITOSS Bone Graft Substitute. Our sales could be adversely affected if one or more of our successful agencies eliminated VITOSS Bone Graft Substitute from their product line for any other reason and terminated their agency arrangement with us. Our sales could also be adversely affected if our independent agencies become concerned that their agency arrangement with us could be eliminated as a result of another company’s offer or threat to acquire us. The complete product line represented by the distributors and agencies, including our products, is an important factor in the distributors’ or agencies’ ability to penetrate the market. Accordingly, our ability to penetrate the markets that we intend to serve is highly dependent upon the quality and breadth of the other product lines carried by our distribution network, the components of which may change from time to time, and over which we have little or no control.

In an effort to further accelerate the growth of sales, we continue to build our sales management team and add direct sales representatives to our organization for certain open or underserved territories in the U.S. The addition of direct sales representatives will increase our operating expenses. Furthermore, there is no assurance that adding direct sales representatives will improve sales or that our direct sales representatives will be successful in generating sufficient sales to cover the cost of supporting their sales activities. There is no assurance that we will be able to attract and retain qualified personnel to market or sell our products or that we will successfully implement this type of sales and distribution method.

The unapproved or “off-label” use of our products could adversely affect the reputation of our products.

The medical devices that we manufacture and market, or intend to market, are subject to extensive regulation by the FDA, the European Union Medical Devices Directive and other worldwide regulatory agencies. In order to market our products, we must apply for, receive and maintain all necessary regulatory approvals or clearances in each applicable jurisdiction for specified uses of the products. Under FDA regulations, we are only permitted to commercially distribute our products for approved indication(s) or use(s); failure to comply with these regulations may subject us to FDA enforcement action.

CORTOSS received CE Certification, an international symbol of adherence to quality assurance standards and compliance with applicable European medical device directives, in January 2003 for use in repairing vertebral compression fractures. However, surgeons may have attempted to use CORTOSS “off-label” in procedures to repair vertebral compression fractures performed prior to the European Union’s approval of CORTOSS for this type of procedure. Furthermore, all surgeons have not been trained in the proper use of CORTOSS to repair vertebral compression fractures since the European Union only recently approved the use of CORTOSS for that type of procedure. A surgeon who has not been properly trained to use CORTOSS in a procedure to repair vertebral compression fractures could pose a risk to the reputation of our CORTOSS product. In addition, the occurrence of an adverse event while using our product “off-label” in procedures other than the repair of vertebral compression fractures or screw augmentation (for which CORTOSS received CE Certification in October 2001) could adversely affect the reputation of CORTOSS or any of our other products as well as us.

If we do not successfully train a sufficient number of surgeons, demand for our products could be adversely affected.

It is critical to the commercial success of our products that our independent distributors, agents and direct sales representatives succeed in training a sufficient number of surgeons and in providing them adequate instruction in the use of our products. This training requires a commitment of time and money by surgeons that they may be unwilling to give. Even if surgeons are willing, if they are not properly trained, they may misuse or ineffectively use our products. This may result in unsatisfactory patient outcomes, patient injury, negative publicity or lawsuits against us, any of which could damage our business and reduce product sales.

If health care providers cannot obtain third-party reimbursement for procedures using our products, or if such reimbursement is inadequate, we may never become profitable.

Successful sales of our products in the United States and other markets will depend on the availability of adequate reimbursement from third-party payors. Healthcare providers, such as hospitals and surgeons that purchase medical devices for treatment of their patients, generally rely on third-party payors to reimburse all or part of the costs and fees associated with the procedures performed with these devices. Both public and private insurance reimbursement plans are central to new product acceptance. Healthcare providers may refuse to use our products if reimbursement is inadequate. We do not yet know how reimbursement will be handled for all of our products because some procedures that use our products are new and reimbursement policies regarding these procedures have not been finalized. Inadequate reimbursement by private insurance companies and government programs could significantly reduce usage of our products.

In addition, an increasing emphasis on managed care in the United States has placed, and we believe will continue to place, greater pressure on medical device pricing. Such pressures could have a material adverse effect on our ability to sell our products profitably.

We could be negatively impacted by future interpretation or implementation of federal and state fraud and abuse laws, including anti-kickback laws and false claims laws.

To the extent that our products receive government reimbursement, we are subject to various federal and state laws pertaining to health care fraud and abuse, including anti-kickback laws and false claims laws. Violations of these laws are punishable by criminal and/or civil sanctions, including, in some instances, imprisonment and exclusion from participation in federal and state health care programs, including Medicare, Medicaid, and veterans’ health programs. We have not been challenged by a governmental authority under any of these laws and believe that our operations are in compliance with such laws.

Health care fraud and abuse regulations are complex, and even minor, inadvertent irregularities can potentially give rise to claims that the law has been violated. Any violations of these laws could result in a material adverse effect on our business, financial condition and results of operations. If there is a change in law, regulation or administrative or judicial interpretations, we may have to change our business practices or our existing business practices could be challenged as unlawful, which could have a material adverse effect on our business, financial condition and results of operations.

We could become subject to false claims litigation under federal or state statutes, which can lead to civil money penalties, criminal fines and imprisonment, and/or exclusion from participation in federal health care programs. These false claims statutes include the federal False Claims Act, which allows any person to bring suit alleging the false or fraudulent submission of claims for payment under federal programs or other violations of the statute and to share in any amounts paid by the entity to the government in fines or settlement. Such suits, known as qui tam actions, have increased significantly in recent years and have increased the risk that companies like us may have to defend a false claim action. We could also become subject to similar false claims litigation under state statutes. If we are unsuccessful in defending any such action, such action may have a material adverse effect on our business, financial condition and results of operations.

We may need to raise additional capital. If we are unable to raise additional capital in the future, our product development could be limited and our long term viability may be threatened; however, if we raise additional capital, your percentage ownership as a shareholder of Orthovita will decrease and constraints could be placed on the operation of our business.

We may seek to obtain additional funds through equity or debt financings, or strategic alliances with third parties either alone or in combination with equity or debt financings.

There are factors that may cause our future capital requirements to be greater than anticipated or could accelerate our need for funds including, without limitation:

•	unforeseen developments during our pre-clinical and clinical trials;

•	delays in the timing of receipt of required regulatory approvals or clearances to make or sell products;

•	unforeseen difficulties in operating an effective direct sales and distribution network;

•	unanticipated expenditures in research and product development or manufacturing activities;

•	delayed, insufficient or lack of market acceptance of our products;

•	unanticipated expenditures in the acquisition and defense of intellectual property rights;

•	the failure to develop strategic alliances for the marketing of some of our products;

•	unforeseen changes in healthcare reimbursement for procedures using our products;

•	inability to increase sales of our approved or cleared products;

•	inability to train a sufficient number of surgeons to create demand for our products;

•	lack of financial resources to adequately support our operations;

•	difficulties in maintaining commercial scale manufacturing capacity and capability;

•	unforeseen problems with our third-party manufacturers and service providers or with our specialty suppliers of certain raw materials;

•	unanticipated difficulties in operating in international markets;

•	inability to meet our obligations under our revenue sharing agreement;

•	the need to respond to technological changes and increased competition;

•	unforeseen problems in attracting and retaining qualified personnel to market our products;

•	enactment of new legislation or administrative regulation;

•	the application to our business of new court decisions and regulatory interpretations;

•	claims that might be brought in excess of our insurance coverage;

•	any imposition of penalties for failure to comply with regulatory guidelines; or

•	management’s perception that uncertainties relating to these factors may be increasing.

In addition, although we have no present commitments or understandings to do so, we may seek to expand our operations and product line through acquisitions or joint ventures. Any such acquisitions or joint ventures may increase our capital requirements.

If we fail to obtain and maintain the regulatory approvals or clearances necessary to make or sell our products, sales could be delayed or never realized.

The jurisdictions in which we seek to market our products will regulate these products as medical devices. In most circumstances, we and our distributors and agents must obtain regulatory clearances, approvals and certifications and otherwise comply with extensive regulations regarding safety, quality and efficacy standards. These regulations vary from country to country, and the regulatory review can be lengthy, expensive and uncertain. We may not obtain or maintain the regulatory clearances, approvals and certifications necessary to make or market our products in our targeted markets. Moreover, regulatory clearances, approvals and certifications that are obtained may involve significant restrictions on the anatomic sites and types of procedures for which our products can be used. In addition, we may be required to incur significant costs in obtaining or maintaining our regulatory clearances, approvals and certifications. If we do not obtain or maintain regulatory clearances, approvals and certifications to enable us to make or market our products in the U.S. or elsewhere, or if the clearances, approvals and certifications are subject to significant restrictions, we may never generate significant revenues. The regulatory requirements in some of the jurisdictions where we currently market or intend to market our products are summarized below.

United States

Regulation by FDA. The FDA regulates the clinical testing, manufacturing, labeling, distribution and promotion of medical devices. To date, we have received 510(k) clearance from the FDA to market our VITOSS Bone Graft Substitute and IMBIBE labels. During 2002 and 2003, we received approval from the FDA to conduct two pilot clinical studies in the U.S. to study the use of CORTOSS in vertebral augmentation. The two pilot clinical studies are fully enrolled and we expect those trials to be completed by the end of 2006. During 2004, we received approval from the FDA to conduct a pivotal clinical study in the U.S. to further study the use of CORTOSS in vertebral augmentation using the vertebroplasty surgical technique. We are still in the process of completing enrollment of the pivotal clinical study. There can be no assurance that the data from these clinical trials will support FDA clearance or approval to market this product for the designated use.

We are currently manufacturing VITOSS Bone Graft Substitute and CORTOSS in the U.S., distributing VITOSS Bone Graft Substitute, VITAGEL and IMBIBE in the U.S., and distributing VITOSS Bone Graft

Substitute, CORTOSS and ALIQUOT outside the U.S. We are manufacturing IMBIBE and ALIQUOT in the U.S. through outside third-party contract manufacturers. In addition, under our agreement with Kensey, Kensey has the exclusive right to manufacture any approved or cleared jointly developed products under the agreement, including the VITOSS FOAM product platform. In March 2005, the initial term of the agreement was extended by amendment for an additional three years to 2014. We plan to manufacture VITAGEL and CELLPAKER following FDA approval of the PMA we submitted in November 2005.

VITOSS Bone Graft Substitute, as well as any other products that we manufacture or distribute following their approval or clearance by the FDA, including VITAGEL if we are approved as a manufacturer, will be subject to extensive regulation by the FDA. If safety or efficacy problems occur after the product reaches the market, the FDA may impose severe limitations on the use of the product. Moreover, modifications to the approved or cleared product may require the submission of a new 510(k) notification or premarket approval application or premarket application supplement. We may not be successful in obtaining approval to market the modified product in a timely manner, if at all. Noncompliance with applicable requirements can result in, among other things, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, failure of the government to grant premarket clearance or premarket approval for devices, withdrawal of marketing approvals and criminal prosecution.

European Union and Other International Markets

General. International sales of medical devices are subject to the regulatory requirements of each country in which the products are sold. Accordingly, the introduction of our products in markets outside the United States will be subject to regulatory approvals or clearances in those jurisdictions. The regulatory review process varies from country to country. Many countries also impose product standards, packaging and labeling requirements and import restrictions on medical devices. In addition, each country has its own tariff regulations, duties and tax requirements. The approval or clearance by foreign government authorities is uncertain and can be expensive. Our ability to market our products could be substantially limited due to delays in receipt of, or failure to receive, the necessary approvals or clearances.

Requirement of CE Certification in the European Union. To market a product in the European Union, we must be entitled to affix a CE Certification, an international symbol of adherence to quality assurance standards and compliance with applicable European medical device directives. A CE Certification enables us to market a product in all of the countries of the European Union, as well as in other countries, such as Switzerland and Israel, that have adopted the European Union’s regulatory standards. To date, we have received a CE Certification for the use of VITOSS Bone Graft Substitute as a bone void filler and for the use of CORTOSS in screw augmentation and vertebral augmentation procedures. There can be no assurance that we will receive CE Certifications for CORTOSS for any other indications for use or that we will receive CE Certifications for other products.

If we do not manage commercial scale manufacturing capability and capacity for our products in compliance with regulatory requirements and in a cost-effective manner, our product sales may suffer.

Our VITOSS Bone Graft Substitute and CORTOSS Synthetic Cortical Bone manufacturing facilities produce commercial products and are currently certified as meeting the requirements of ISO 9001: 2000 for the period March 23, 2004 through March 22, 2007 and European Norm 13485 for the period July 1, 2003 through July 1, 2006, and are subject to inspection by the FDA for compliance with FDA device manufacture requirements. In addition to the need for regulatory approval in the U.S. for CORTOSS, in order to commercialize CORTOSS in the U.S., its manufacturing facility and quality assurance system must first pass inspection by the FDA.

On November 30, 2005, we submitted a Duplicate PMA for VITAGEL to the FDA through a Grant of License from Angiotech to reference their PMA. FDA approval of the PMA submitted by us, if obtained, will allow us to sell VITAGEL product that is manufactured on-site in our Malvern, Pennsylvania facility. As of March 31, 2006, we had included in inventory VITAGEL valued at $653,835 that was manufactured on-site at our Malvern facility.

The quantity of VITAGEL inventory purchased last year from Angiotech was intended to meet our operating requirements until the expected receipt of the FDA approval of our PMA submission that would allow us to manufacture commercial VITAGEL product. We currently believe FDA approval of our facility to manufacture VITAGEL product will be received sometime after the end of the second quarter of 2006; however, there is no assurance that FDA approval will be obtained. In addition, due to higher than anticipated sales, we now believe the VITAGEL inventory purchased last year will only meet our sales requirements through mid-June 2006; therefore, we do not expect to have sufficient VITAGEL inventory to sustain our current sales levels thereafter until FDA approval is received. If we are unable to supply VITAGEL inventory for a period of time, our customers may seek alternative products and we may lose market share for VITAGEL. Further, there is no assurance that we will regain any VITAGEL market share that may be lost.

Our product sales depend upon, among other things, our ability to manufacture our products in commercial quantities, in compliance with regulatory requirements and in a cost-effective manner. The manufacture of our products is subject to regulation and periodic inspection by the FDA and other regulatory bodies for compliance with quality standards. There can be no assurance that the regulatory authorities will not, during the course of an inspection of existing or new facilities, identify what they consider to be deficiencies in meeting the applicable standards and request or seek remedial action.

Failure to comply with such regulations or a delay in attaining compliance may result in:

•	warning letters;

•	injunctions suspending our manufacture of products;

•	civil and criminal penalties;

•	refusal to grant premarket approvals or clearances, CE Certifications or clearances to products that are subject to future or pending submissions;

•	product recalls or seizures of products; and

•	total or partial suspensions of production.

We are dependent on a limited number of specialty suppliers of certain raw materials.

Our ability to manufacture VITOSS Bone Graft Substitute, CORTOSS and VITAGEL and to have VITOSS FOAM manufactured for us is dependent on a limited number of specialty suppliers of certain raw materials. The failure of a supplier to continue to provide us with these materials at a price or quality acceptable to us, or at all, would have a material adverse effect on our ability to manufacture these products. Moreover, our failure to maintain strategic reserve supplies of each significant single-sourced material used to manufacture VITOSS Bone Graft Substitute, CORTOSS and certain products that we may develop in the future may result in a breach of our material financing agreement with Royalty Trust. Although we believe that we maintain good relationships with our suppliers, there can be no guarantee that such supplies and services will continue to be available with respect to our current and future commercialized products.

We are dependent on Kensey and other third-party manufacturers for the supply of products that we may sell.

The manufacture of our products is subject to regulation and periodic inspection by various regulatory bodies for compliance with current FDA Quality System Regulation and requirements, and EU MDD International Organization for Standardization (“ISO”) 9000 Series standards and equivalent requirements.

Our 24,800 square foot VITOSS Bone Graft Substitute and CORTOSS manufacturing facilities which produce our commercial products are leased through July 2012 and are certified as meeting the requirements of ISO 9000: 2000 for the period March 22, 2004 through March 22, 2007, and European Norm (“EN”) 13485 for the period July 1, 2003 through July 1, 2006. These facilities are subject to inspection by the FDA for compliance with FDA device manufacture requirements. The most recent FDA inspection resulted with no corrective actions being required.

We believe our manufacturing facilities have the capacity to meet our commercial needs for the next several years. We are manufacturing IMBIBE, ENDOSKELETON TA, and ALIQUOT through outside third-party contract manufacturers. Our VITOSS Bone Graft Substitute is converted to VITOSS FOAM by Kensey, our development partner. Our third-party manufacturers are ISO 9001 certified or otherwise meet our quality system requirements. In addition to the need for CORTOSS U.S. regulatory approval in order to commercialize CORTOSS in the U.S., the CORTOSS manufacturing facility and quality assurance system must pass inspection by the FDA. Angiotech decided to cease to manufacture VITAGEL during November 2005; therefore, in October 2005, we purchased all available existing products, accessories and work-in-process from Angiotech for $1,800,000. Additionally, on November 30, 2005, we submitted a Duplicate PMA for VITAGEL to the FDA through a Grant of License from Angiotech to reference their PMA. FDA approval of the PMA submitted by us, if obtained, will allow us to sell VITAGEL product that is manufactured on-site in our Malvern, Pennsylvania facility. As of March 31, 2006, we had included in inventory VITAGEL valued at $653,835 that was manufactured on-site at our Malvern facility. We have no assurance that we will obtain FDA approval to sell VITAGEL manufactured by us. The quantity of VITAGEL inventory purchased last year from Angiotech was intended to meet our operating requirements until the expected receipt of the FDA approval of our PMA submission that would allow us to manufacture commercial VITAGEL product. However, due to higher than anticipated sales, we now believe the VITAGEL inventory purchased last year will only meet our sales requirements through mid-June 2006; therefore, we do not expect to have sufficient VITAGEL inventory to sustain our current sales levels thereafter until FDA approval is received.

Our ability to manufacture our products is dependent on a limited number of specialty suppliers of certain raw materials. We have a long-term supply agreement which provides bovine collagen for the manufacture of VITAGEL; however, we do not have any other long-term supply agreements for raw materials. The failure of a supplier to continue to provide us with these materials at a price or quality acceptable to us, or at all, would have a material adverse effect on our ability to manufacture these products. Moreover, our failure to continue to maintain strategic reserve supplies of each significant single-sourced material used to manufacture VITOSS Bone Graft Substitute, CORTOSS and certain products that we may develop in the future may result in a breach of our material financing agreement with Royalty Trust.

Our product sales depend upon, among other things, our ability to manufacture our products in commercial quantities, in compliance with regulatory requirements and in a cost-effective manner. The manufacture of our products is subject to regulation and periodic inspection by various regulatory bodies for compliance with quality standards. There can be no assurance that the regulatory authorities will not, during the course of an inspection of existing or new facilities, identify what they consider to be deficiencies in meeting the applicable standards and request or seek remedial action.

Failure to comply with such regulations or a delay in attaining compliance may result in:

•	warning letters;

•	injunctions suspending our manufacture of products;

•	civil and criminal penalties;

•	refusal to grant premarket approvals, CE Certifications or clearances to products that are subject to future or pending submissions;

•	product recalls or seizures of products; and

•	total or partial suspensions of production.

The difficulties of operating in international markets may harm sales of our products.

The international nature of our business subjects us and our representatives, agents and distributors to the laws and regulations of the jurisdictions in which they operate, and in which our products are sold. The types of risks that we face in international operations include:

•	the imposition of governmental controls;

•	logistical difficulties in managing international operations; and

•	fluctuations in foreign currency exchange rates.

Our international sales and operations may be limited or disrupted if we cannot successfully meet the challenges of operating internationally.

If losses continue in the long term, it could limit our growth in the orthopedic industry and jeopardize our viability.

We have experienced negative operating cash flows since our inception and have funded our operations primarily from proceeds received from sales of our stock. In July 2004, we raised approximately $24.0 million in net proceeds from the sale of 5,681,818 shares of our Common Stock to Angiotech and, in December 2005, we raised an aggregate of approximately $12.9 million in net proceeds from the sale of 4,318,182 shares of our Common Stock to institutional investors. We believe our existing cash, cash equivalents, and investments of $20,827,886 as of March 31, 2006 will be sufficient to meet our currently estimated operating and investing requirements for at least the next twelve months. To date, we have not been profitable. We have incurred substantial operating losses since our inception and at March 31, 2006, had an accumulated deficit of $122,501,764. These losses have resulted principally from:

•	the development and patenting of our technologies;

•	pre-clinical and clinical studies;

•	preparation of submissions to the FDA and foreign regulatory bodies; and

•	the development of manufacturing, sales and marketing capabilities.

We expect to continue to incur significant operating losses in the future as we continue our product development efforts, expand our marketing and sales activities and further develop our manufacturing capabilities. We may not ever successfully commercialize our products in development. We may never be able to achieve or maintain profitability in the future and our products may never be commercially accepted or generate sufficient product sales to fund operations.

If we fail to meet our obligations under a revenue sharing agreement, we may be required to repurchase from an investor its right to receive revenues on certain of our product sales, and the investor could foreclose on certain assets that are essential to our operations.

During October 2001, we completed a $10,000,000 product development and equity financing with Paul Capital Royalty Acquisition Fund, L.P., which was subsequently assigned to Royalty Trust. In this financing, we sold Royalty Trust a revenue interest and shares of our Common Stock. The revenue interest provides for Royalty Trust to receive 3.5% on the first $100,000,000 of annual sales plus 1.75% of annual sales in excess of $100,000,000 of certain of our products, including VITOSS, CORTOSS and any structural bioactive device developed, in North America and Europe through 2016, subject to certain adjustments. This revenue interest percentage can increase if we fail to meet contractually specified levels of annual net sales of products for which Royalty Trust is entitled to receive its revenue interest. As a result of this provision, during 2005 and the three months ended March 31, 2006, Royalty Trust received 4.375% on that portion of product sales that specifically related to VITOSS and CORTOSS. We do not currently expect that changes in the revenue interest percentage resulting from fluctuations in sales of products subject to the revenue interest will have a material effect on operating results for a period when considered relative to sales of the products for that period.

Throughout the term of the Royalty Trust revenue interest agreement, we are required to make advance payments on the revenue interest obligation at the beginning of each year. In January 2004, the revenue interest assignment agreement with Royalty Trust was amended by mutual agreement to reduce the advance payment for 2004 from $2,000,000 to $1,100,000. Of the $1,100,000 paid to Royalty Trust, $837,844 was earned in 2004 and the balance of $262,154 was included in prepaid revenue interest expense on the consolidated balance sheet as of December 31, 2004, and was repaid to us during the first quarter of 2005. In

February 2005, the revenue interest assignment agreement with Royalty Trust was amended by mutual agreement to reduce the advance payment for 2005 from $3,000,000 to $1,600,000. Of the $1,600,000 paid to Royalty Trust, $989,287 was earned in 2005 and the balance of $610,713 was included in prepaid revenue interest expense on the consolidated balance sheet as of December 31, 2005, and was repaid to us in April 2006. In December 2005, the revenue interest assignment agreement with Royalty Trust was again amended by mutual agreement to reduce the advance payment for 2006 from $3,000,000 to $1,750,000, which was paid to Royalty Trust during January 2006. The amount of the advance payment remains $3,000,000 in each of the years 2007 through 2016. While we believe that we will have sufficient cash at the end of 2006 to make the required $3,000,000 advance payments to Royalty Trust during 2007, we cannot be certain that we will have sufficient cash to meet our advance payment obligations for the years 2008 through 2016. Advance payments impact cash flow when made, and they affect earnings only as the advance payments are credited within each period against the revenue interest actually earned by Royalty Trust during that year, with any excess advance payments refunded to us shortly after the end of the year.

Our obligation to pay the revenue interest is secured by our licenses, patents and trademarks relating to certain of our products, including VITOSS Bone Graft Substitute, CORTOSS and any structural bioactive device developed, in North America and Europe, and the 12% revenue interest we pay to one of our wholly-owned subsidiaries on the sales of our products (collectively, the “Pledged Assets”). We are also required to maintain:

•	Cash, cash equivalent and investment balances equal to or greater than the product of (i) 1.5 and (ii) total operating losses, net of non-cash charges, for the preceding fiscal quarter; and

•	total shareholders’ equity of at least $8,664,374; provided, however, that under the provisions of the agreement with Royalty Trust, when calculating shareholders’ equity for the purposes of the financial covenants, the revenue interest obligation is included in shareholders’ equity at its carrying value.

As of March 31, 2006, we were in compliance with all financial covenants. However, if we fail to maintain such balances and shareholders’ equity, Royalty Trust can demand that we repurchase its revenue interest.

In addition to the failure to comply with the financial covenants described above, the occurrence of certain events, including those set forth below, triggers Royalty Trust’s right to require us to repurchase its revenue interest:

•	a judicial decision that has a material adverse effect on our business, operations, assets or financial condition;

•	the acceleration of our obligations or the exercise of default remedies by a secured lender under certain debt instruments;

•	a voluntary or involuntary bankruptcy that involves us or our wholly owned subsidiary, Vita Special Purpose Corp.;

•	our insolvency;

•	a change in control of our company; and

•	the breach of a representation, warranty or certification made by us in the agreements with Royalty Trust that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on our business, operations, assets or financial condition, and such breach is not cured within 30 days after notice thereof from Royalty Trust.

In addition, our failure to maintain strategic reserve supplies of each significant single-source material used to manufacture VITOSS Bone Graft Substitute, CORTOSS and certain products that we may develop in the future may result in a breach of our material financing agreement with Royalty Trust. We may not have sufficient cash funds to repurchase the revenue interest upon a repurchase event. The exact amount of the repurchase price is dependent upon certain factors, including when the repurchase event occurs. If a repurchase event had been triggered and Royalty Trust exercised its right to require us to repurchase its revenue interest as of March 31, 2006, we would have owed Royalty Trust $20,881,525.

The repurchase price for Royalty Trust’s revenue interest as of a given date is calculated in three steps. First, a specified annual rate of return (25% effective October 16, 2005) is applied to Royalty Trust’s $10,000,000 original purchase price from October 16, 2001 to the date of determination of the repurchase price. Second, the result obtained from the first step of the calculation is added to the original $10,000,000 purchase price. Third, the sum obtained from the second step of the calculation is reduced by both $3,333,333 and the actual amount of revenue interest paid during the specified period.

If we were unable to repurchase the revenue interest upon a repurchase event, Royalty Trust could foreclose on the Pledged Assets, and we could be forced into bankruptcy. Royalty Trust could also foreclose on the Pledged Assets if we became insolvent or involved in a voluntary or involuntary bankruptcy proceeding. No repurchase events or foreclosures have occurred as of March 31, 2006. In the event that we repurchased Royalty Trust’s revenue interest, Royalty Trust would have no obligation to surrender the shares of our Common Stock that it had purchased as part of the revenue interests assignment transaction.

Our results of operations may fluctuate due to factors out of our control, which could cause volatility in our stock price.

VITOSS Bone Graft Substitute, IMBIBE, CORTOSS and ALIQUOT are currently our only products for which we have received regulatory approvals for sale. VITOSS Bone Graft Substitute is cleared for sale in the U.S. and the European Union. IMBIBE is cleared for sale in the U.S. CORTOSS and ALIQUOT are cleared for sale in the European Union. In addition, we obtained distribution rights to VITAGEL and CELLPAKER in June 2004 and launched that product in the U.S. in January 2005. Future levels of VITOSS Bone Graft Substitute, VITAGEL, CORTOSS, ALIQUOT, CELLPAKER and IMBIBE product sales are difficult to predict. VITOSS Bone Graft Substitute product sales to date may not be indicative of future sales levels. VITOSS Bone Graft Substitute, CORTOSS and ALIQUOT sales levels in Europe may fluctuate due to seasonality of elective surgeries and the timing of any distributor stocking orders, and VITOSS Bone Graft Substitute, VITAGEL, IMBIBE and CELLPAKER sales levels may fluctuate in the U.S. due to seasonality of elective surgeries and the timing of orders from hospitals. Our results of operations may fluctuate significantly in the future as a result of a number of additional factors, many of which are outside of our control. These factors include, but are not limited to:

•	the timing of governmental approvals or clearances for our products and our competitors’ products;

•	unanticipated events associated with clinical and pre-clinical trials of our products;

•	the medical community’s acceptance of our products;

•	the timing in obtaining adequate third-party reimbursement of our products;

•	the success of competitive products;

•	our ability to enter into strategic alliances with other companies;

•	expenses associated with development and protection of intellectual property matters;

•	establishment of commercial scale manufacturing capabilities;

•	events affecting logistics and elective surgery trends;

•	the timing of expenses related to commercialization of new products;

•	competitive disruptions to our distribution channels;

•	the adequate training of a sufficient number of surgeons in the use of our products;

•	pending or threatened offers to acquire us; and

•	timing of governmental approvals or clearances for us to manufacture the products we sell.

The results of our operations may fluctuate significantly from quarter to quarter and may not meet expectations of securities analysts and investors. This may cause our stock price to be volatile.

Our business will be damaged if we are unable to protect our proprietary rights to our products, and we may be subject to intellectual property infringement claims by others.

We rely on patent protection, as well as a combination of copyright, trade secret and trademark laws, nondisclosure and confidentiality agreements and other contractual restrictions to protect our proprietary technology. However, these measures afford only limited protection and may not adequately protect our rights. For example, our patents may be challenged, invalidated or circumvented by third parties. As of March 31, 2006, we own or control eighteen issued U.S. patents and thirteen pending patent applications in the U.S., and several counterparts of certain of these patents and pending patent applications worldwide, including Canada, Europe, Mexico and Japan. There can be no assurance that patents will issue from any of the pending patent applications. Moreover, we cannot be certain that we were the first creator of inventions covered by pending patent applications or we were the first to file patent applications for the relevant inventions for the following reasons:

•	patent applications filed prior to December 2000 in the U.S. are maintained in secrecy until issued;

•	patent applications filed after November 2000 in the U.S. are maintained in secrecy until eighteen months from the date of filing; and

•	the publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries.

If we do receive a patent, it may not be broad enough to protect our proprietary position in the technology or to be commercially useful to us. In addition, if we lose any key personnel, we may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by those former employees. Furthermore, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the U.S. Finally, even if our intellectual property rights are adequately protected, litigation or other proceedings may be necessary to enforce our intellectual property rights, which could result in substantial costs to us and result in a diversion of management attention. If our intellectual property is not adequately protected, our competitors could use the intellectual property that we have developed to enhance their products and compete more directly with us, which could damage our business.

In addition to the risk of failing to adequately protect our proprietary rights, there is a risk that we may become subject to a claim that we infringe upon the proprietary rights of others. Although we do not believe that we are infringing the rights of others, third parties may claim that we are doing so.

There is a substantial amount of litigation over patent and other intellectual property rights in the medical device industry generally, and in the spinal market segments particularly. If the holder of patents brought an infringement action against us, the cost of litigating the claim could be substantial and divert management attention. In addition, if a court determined that one of our products infringed a patent, we could be prevented from selling that product unless we could obtain a license from the owner of the patent. A license may not be available on terms acceptable to us, if at all. Modification of our products or development of new products to avoid infringement may require us to conduct additional clinical trials for these new or modified products and to revise our filings with the FDA, which is time consuming and expensive. If we were not successful in obtaining a license or redesigning our product, our business could suffer.

If we cannot keep up with technological changes and marketing initiatives of competitors, sales of our products may be harmed.

Extensive research efforts and rapid technological change characterize the market for products in the orthopedic market. We anticipate that we will face intense competition from medical device, medical products and pharmaceutical companies. For instance, several PMMA bone cements received 510(k) clearance in 2004 for vertebral augmentation of vertebral compression fractures. Further, in 2004, the spinal bone grafting market saw the introduction of total disk replacement devices as treatment alternatives for degenerative disk disease designed to preserve the motion of the vertebrae of the spine. Our products could be rendered noncompetitive or obsolete by these and other competitors’ technological advances. We may be unable to respond to technological advances through the development and introduction of new products. Moreover, many of our existing and potential competitors have substantially greater financial, marketing, sales, distribution, manufacturing and technological resources than us. These competitors may be in the process of seeking FDA or other regulatory approvals or clearances, or patent protection, for competitive products. Our competitors could, therefore, commercialize competing products in advance of our products. They may also enjoy substantial advantages over us in terms of:

•	research and development expertise;

•	experience in conducting clinical trials;

•	experience in regulatory matters;

•	manufacturing efficiency;

•	name recognition;

•	sales and marketing expertise;

•	established distribution channels; and

•	established relationships with health care providers and payors.

These advantages may adversely affect our plans for market acceptance of our products.

We may acquire technologies or companies in the future, and these acquisitions could result in dilution to our shareholders and disruption of our business.

Entering into an acquisition could divert management attention. We also could fail to assimilate the acquired company, which could lead to higher operating expenses. Finally, our shareholders could be diluted if we issue shares of our stock to acquire another company or technology.

Provisions of Pennsylvania law or our Articles of Incorporation may deter a third party from seeking to obtain control of us or may affect your rights as a shareholder.

Certain provisions of Pennsylvania law could make it more difficult for a third party to acquire us, or could discourage a third party from attempting to acquire us. These provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock. In addition, our Articles of Incorporation enable our board of directors to issue up to 20,000,000 shares of preferred stock having rights, privileges and preferences as are determined by the board of directors. Accordingly, our board is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights superior to those of our common shareholders. For example, an issuance of preferred stock could:

•	adversely affect the voting power of the common shareholders;

•	make it more difficult for a third party to gain control of us;

•	discourage bids for our common stock at a premium; or

•	otherwise adversely affect the market price of the common stock.

Our stock price may be volatile.

Our stock price, like that of many small cap medical technology companies, may be volatile. In general, equity markets, including Nasdaq, have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of our common stock. The following factors could also cause our stock price to be volatile or decrease:

•	fluctuations in our results of operations;

•	under-performance in relation to analysts’ estimates or financial guidance provided by us;

•	changes in the financial guidance we provide to the investment community;

•	changes in stock market analyst recommendations regarding our stock;

•	announcements of technological innovations or new products by us or our competitors;

•	issues in establishing commercial scale manufacturing capabilities;

•	disruptions with the manufacturing of our products, including with respect to our third-party manufacturers;

•	unanticipated events associated with clinical and pre-clinical trials;

•	FDA and international regulatory actions regarding us or our competitors;

•	determinations by governments and insurance companies regarding reimbursement for medical procedures using our or our competitors’ products;

•	the medical community’s acceptance of our products;

•	product sales growth rates;

•	difficulties in establishing and expanding our distribution channels;

•	disruptions to our distribution channels as a result of competitive market changes;

•	product recalls;

•	developments with respect to patents or proprietary rights;

•	public concern as to the safety of products developed by us or by others;

•	changes in health care policy in the United States and internationally;

•	acquisitions or strategic alliances by us or our competitors;

•	business conditions affecting other medical device companies or the medical device industry generally;

•	general market conditions, particularly for companies with small market capitalizations; and

•	pending or threatened offers to acquire us.

If we are sued in a product liability action, we could be forced to pay substantial damages and the attention of our management team may be diverted from operating our business.

We manufacture medical devices that are used on patients in surgery, and we may be subject to a product liability lawsuit. In particular, the market for spine products has a history of product liability litigation. Under certain of our agreements with our distributors and sales agencies, we indemnify the distributor or sales agency from product liability claims. Any product liability claim brought against us, with or without merit, could result in the increase of our product liability insurance rates or the inability to secure coverage in the future. In addition, we would have to pay any amount awarded by a court in excess of policy limits. We maintain product liability insurance in the annual aggregate amount of up to $10 million, although our insurance policies have various exclusions. Thus, we may be subject to a product liability claim for which we have no insurance coverage, in which case we may have to pay the entire amount of any award. Even in the absence of a claim, our insurance rates may rise in the future to a point where we may decide not to carry this insurance. A meritless or unsuccessful product liability claim would be time-consuming and expensive to defend and could result in the diversion of management’s attention from our core business. A successful product liability claim or series of claims brought against us in excess of our coverage could have a material adverse effect on our business, financial condition and results of operations.

Our business could suffer if we cannot attract and retain the services of key employees.

We depend substantially upon the continued service and performance of our existing executive officers. We rely on key personnel in formulating and implementing our product research, development and commercialization strategies. Our success will depend in large part on our ability to attract and retain highly skilled employees. We compete for such personnel with other companies, academic institutions, government entities and other organizations. We may not be successful in hiring or retaining qualified personnel. If one or more of our key employees resigns, the loss of that employee could harm our business. If we lose any key personnel, we may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by those former employees, despite our use of confidentiality agreements.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may include the words or phrases “can be,” “expects,” “plans,” “may,” “may affect,” “may depend,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “if” and similar words and phrases that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to various known and unknown risks and uncertainties and we caution that any forward-looking information provided by or on our behalf is not a guarantee of future performance. Statements regarding the following subjects are forward-looking by their nature: (a) our business strategy; (b) our projected operating results; (c) our ability to obtain external financing; (d) our understanding of our competition; and (e) industry and market trends. Our actual results could differ materially from those anticipated by such forward-looking statements due to a number of factors, some beyond our control, including, without limitation:

Various statements made in this prospectus under the captions “Summary” and “Risk Factors,” and made elsewhere in this prospectus are forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. This prospectus includes or incorporates by reference, without limitation, forward-looking information about the following:

•	costs relating to the development of products;

•	potential timing of obtaining regulatory approval for our products under development;

•	market size estimates;

•	healthcare reimbursement for procedures using our products;

•	potential sales and expense levels;

•	sufficiency of available resources to fund research and development;

•	the need for, and the timing and possible terms of, additional financings that may be completed by us; and

•	anticipated cash outflow and losses.

When used in this prospectus, the words “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are generally intended to identify forward-looking statements, but are not the exclusive expressions of forward-looking statements. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including, but not limited to:

•	dependence on the commercial success of our approved products;

•	inability to successfully and timely assume manufacturing of approved products;

•	inability to increase sales of our approved products;

•	inability to maintain and obtain regulatory approval to manufacture our products;

•	difficulties in establishing and operating an effective sales and distribution network;

•	adverse consequences resulting from the “off-label” use of our products;

•	inability to train a sufficient number of surgeons to create demand for our products;

•	difficulties in obtaining adequate third party reimbursement;

•	lack of financial resources to adequately support our operations;

•	difficulties in obtaining or maintaining regulatory approval for our products;

•	difficulties in maintaining commercial scale manufacturing capacity and capability;

•	dependence on a limited number of specialty suppliers of certain raw materials;

•	dependence on third-party manufacturers and service providers;

•	difficulties in operating in international markets;

•	unanticipated cash requirements to support our operations;

•	inability to meet our obligations under a revenue sharing agreement;

•	intellectual property infringement claims by others;

•	lack of financial resources needed to respond to technological changes;

•	increased competition;

•	acquisition of technologies or companies which could result in dilution to our shareholders and disruption of our business;

•	the volatility of our stock price;

•	claims that exceed our insurance coverage; and

•	loss of key personnel.

Forward-looking statements apply only as of the date made and we are not required to update forward-looking statements for subsequent or unanticipated events or circumstances.

CERTAIN RATIOS

The following table shows our consolidated ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated.(1)

	Three Months Ended March 31,	Year Ended December 31,
	2006	2005	2004	2003	2002	2001
Ratio of Earnings to Fixed Charges(2)	—	—	—	—	—	—
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends(3)	—	—	—	—	—	—

(1)	We reported a net loss for each of the years in the five-year period ended December 31, 2005 and for the three months ended March 31, 2006 and we would have needed to generate additional income of $14,818,634, $14,277,692, $10,992,990, $20,921,542, $14,149,350 and $4,294,070, respectively to cover our fixed charges of $1,455,293, $1,079,668, $872,144, $629,140, $358,931 and $366,441, respectively. Including preferred stock dividends, we would have needed to generate additional income of $12,112,380 and $29,544,000 in 2003 and 2002, respectively.

(2)	The ratios of earnings to fixed charges presented above were computed by dividing our net loss by fixed charges. For this purpose, losses have been calculated by adding fixed charges to net loss. Fixed charges consist of interest expense, revenue interest expense and the interest component of rental expense.

(3)	The ratios of earnings to combined fixed charges and preferred stock dividends presented above were computed by dividing our net loss by fixed charges and preferred stock dividends. For this purpose, losses have been calculated by adding fixed charges and preferred stock dividends to net loss. Fixed charges consist of interest expense, revenue interest expense and the interest component of rental expense.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds from any sale of the securities that we may sell by this prospectus and any accompanying prospectus supplement for product development, to continue to expand our sales force and for general corporate purposes, which may include potential acquisitions of products and technologies. Accordingly, we will retain broad discretion over the use of these proceeds. Pending the uses described above, we intend to invest the net proceeds of this offering in interest–bearing, investment-grade securities.

In addition, we may use any proceeds to pay existing contractual obligations and to repay indebtedness. Investors will be relying on the judgment of our management regarding the application of the proceeds from any sale of the securities.

THE SECURITIES WE MAY OFFER

We may from time to time offer under this prospectus, separately or together:

•	common stock;

•	preferred stock;

•	unsecured senior or subordinated debt securities;

•	warrants to purchase common stock;

•	warrants to purchase preferred stock;

•	warrants to purchase debt securities;

•	depositary shares;

•	stock purchase contracts to purchase common stock; and

•	stock purchase units, each representing ownership of a stock purchase contract and, as security for the holder’s obligation to purchase common stock under the stock purchase contract, either our debt securities or U.S. Treasury securities.

The aggregate initial offering price of the offered securities will not exceed $40,000,000.

DESCRIPTION OF OUR CAPITAL STOCK

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.01 per share, and 20,000,000 shares of preferred stock, par value $.01 per share. Orthovita, Inc. is a Pennsylvania corporation and is subject to the Pennsylvania Business Corporation Law of 1988.

The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of these types of securities, but it is not complete. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation and our bylaws that are incorporated by reference into the registration statement which includes this prospectus and, with respect to preferred stock, any certificate of designation that we may file with the Commission for a series of preferred stock we may designate, if any.

We will describe in a prospectus supplement the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

Common Stock

Under our amended and restated articles of incorporation, we have 100,000,000 shares of common stock authorized. As of May 10, 2006, we had 52,357,977 shares of common stock outstanding. Holders of our common stock will be entitled to receive, as, when and if declared by the board of directors from time to time, such dividends and other distributions in cash, stock or property from our assets or funds legally available for such purposes subject to any dividend preferences that may be attributable to preferred stock that may be authorized.

Holders of our common stock are entitled to one vote for each share held of record on all matters on which shareholders may vote. There are no preemptive, conversion, redemption or sinking fund provisions applicable to the common stock. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the assets available for distribution.

Preferred Stock

Our board of directors, without further action by the shareholders, is authorized to issue up to an aggregate of 20,000,000 shares of preferred stock.

As of the effective date of the offering, no shares of preferred stock will be outstanding and we have no plans to issue a new series of preferred stock. Our board of directors, without shareholder approval, will be able to issue preferred stock with dividend rates, redemption prices, preferences on liquidation or dissolution, conversion rights, voting rights and any other preferences, which rights and preferences could adversely affect the voting power of the holders of common stock. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions or other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding common stock.

Shareholder Action by Written Consent

Under Pennsylvania law, any action that may be taken at a meeting of the shareholders may be taken without a meeting if such action is authorized by the unanimous written consent of all shareholders entitled to vote at a meeting for such purposes.

Special Meetings

Our bylaws provide that special meetings of our shareholders may be called only by the president or a majority of the board of directors. This provision may make it more difficult for shareholders to take action opposed by the board of directors.

Amendments to Our Bylaws

Our bylaws provide that the vote of a majority of all directors or the vote of the majority of the outstanding stock entitled to vote is required to alter, amend or repeal our bylaws.

Indemnification of Directors and Officers

Section 1741 of the Pennsylvania Business Corporation Law provides the power to indemnify any officer or director acting in his capacity as our representative who was, is or is threatened to be made a party to any action or proceeding for expenses, judgments, penalties, fines and amounts paid in settlement in connection with such action or proceeding. The indemnity provisions apply whether the action was instituted by a third party or arose by or in our right. Generally, the only limitation on our ability to indemnify our officers and directors is if the act violates a criminal statute or if the act or failure to act is finally determined by a court to have constituted willful misconduct or recklessness. Our bylaws provide a right to indemnification against any liability incurred in connection with any proceeding in which a director, officer or any other designated indemnified representative may be involved as a party or otherwise by reason of the fact that such party is or was serving in a capacity as director, officer or authorized representative, respectively, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability. However, indemnification is not available under our bylaws in the following circumstances: (i) if indemnification is expressly prohibited by applicable law; (ii) if a final determination has been made under the bylaws that the conduct of such party constitutes willful misconduct or recklessness under Pennsylvania law, or that such conduct is attributable to the receipt by such part from us of a personal benefit to which such party is not legally entitled; or (iii) to the extent indemnification has been determined to be otherwise unlawful. Indemnification is only provided to an indemnified party who initiates or participates as an intervenor or amicus curiae in a proceeding if such party obtains the approval of a majority of our board of directors. Our bylaws provide for the advancement of expenses, including attorneys’ fees and disbursements, incurred in good faith by an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification. Our bylaws authorize us to take steps to satisfy or secure our indemnification obligations, including, maintaining insurance, obtaining a letter of credit, acting as a self-insurer, creating a reserve, trust, escrow, cash collateral or other fund or account, or using any other mechanism or arrangement as the board of directors deem appropriate.

Limitation of Liability

Our articles of incorporation provide that none of our directors or officers shall be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director or officer has breached or failed to perform the duties of his or her office under our articles of incorporation or bylaws or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

We maintain directors’ and officers’ liability insurance to provide directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts. At present, there is no pending litigation or proceeding, and we are not aware of any threatened litigation or proceeding, involving any director, officer, employee or agent where indemnification will be required or permitted under our articles of incorporation or bylaws.

Certain Anti-Takeover Provisions

Pennsylvania Control-Share Acquisitions Law. Generally, subchapters 25E, F, G, H, I and J of the Pennsylvania corporate laws place certain procedural requirements and establish certain restrictions upon the acquisition of voting shares of a corporation which would entitle the acquiring person to cast or direct the casting of a certain percentage of votes in an election of directors. Subchapter 25E of the Pennsylvania corporate laws provides generally that, if a company were involved in a “control transaction,” shareholders of the company would have the right to demand from a “controlling person or group” payment of the fair value of their shares. For purposes of subchapter 25E, a “controlling person or group” is a person or group of persons acting in concert that, through voting shares, has voting power over at least 20% of the votes which shareholders of the company would be entitled to cast in the election of directors. A control transaction arises, in general, when a person or group acquires the status of a controlling person or group. In general, Subchapter 25F of the Pennsylvania corporate laws delays for five years and imposes conditions upon “business combinations” with an “interested shareholder”. The term “business combination” is defined broadly to include various merger, consolidation, division, exchange or sale transactions, including transactions utilizing our assets for purchase price amortization or refinancing purposes. An “interested shareholder,” in general, would be a beneficial owner of at least 20% of our voting shares. In general, Subchapter 25G of the Pennsylvania corporate laws suspends the voting rights of the “control shares” of a shareholder that acquires for the first time 20% or more, 33 1/3% or more, or 50% or more of a company’s shares entitled to be voted in an election of directors. The voting rights of the control shares generally remain suspended until such time as the “disinterested” shareholders of the company vote to restore the voting power of the acquiring shareholder. Subchapter 25H of the Pennsylvania corporate laws provides in certain circumstances for the recovery by a company of profits made upon the sale of its common stock by a “controlling person or group” if the sale occurs within 18 months after the controlling person or group became such and the common stock was acquired during such 18 month period or within 24 months before such period. In general, for purposes of Subchapter 25H, a “controlling person or group” is a person or group that: 1) has acquired; 2) offered to acquire; or 3) publicly disclosed or caused to be disclosed an intention to acquire voting power over shares that would entitle such person or group to cast at least 20% of the votes that shareholders of the company would be entitled to cast in the election of directors. If the disinterested shareholders of a company vote to restore the voting power of a shareholder who acquires control shares subject to Subchapter 25G, such company would then be subject to subchapters 25I and J of the Pennsylvania corporate laws. Subchapter 25I generally provides for a minimum severance payment to certain employees terminated within two years of such approval. Subchapter 25J, in general, prohibits the abrogation of certain labor contracts prior to their stated date of expiration. The above descriptions of subchapters of the Pennsylvania corporate laws summarize the material anti-takeover provisions contained in the Pennsylvania corporate laws but are not a complete discussion of those provisions. These provisions may discourage open market purchases of our stock or a non-negotiated tender or exchange offer for our stock and, accordingly, may be considered disadvantageous by a shareholder who would desire to participate in any such transaction.

Section 1715 of the Pennsylvania Business Corporation Law. Under Section 1715 of the Pennsylvania Business Corporation Law, our directors are not required to regard the interests of the shareholders as being dominant or controlling in considering our best interests. The directors may consider, to the extent they deem appropriate, such factors as:

•	the effects of any action upon any group affected by such action, including our shareholders, employees, suppliers, customers and creditors, and communities in which we have offices or other establishments;

•	our short-term and long-term interests, including benefits that may accrue to us from our long-term plans and the possibilities that these interests may be best served by our continued independence;

•	the resources, intent and conduct of any person seeking to acquire control of us; and

•	all other pertinent factors.

Section 1715 further provides that any act of our board of directors, a committee of the board of directors or an individual director relating to or affecting an acquisition or potential or proposed acquisition of control to which a majority of our disinterested directors have assented will be presumed to satisfy the standard of care set forth in the Pennsylvania Business Corporation Law, unless it is proven by clear and convincing evidence that our disinterested directors did not consent to such act in good faith after reasonable investigation. As a result of this and the other provisions of Section 1715, our directors are provided with broad discretion with respect to actions that may be taken in response to acquisitions or proposed acquisitions of corporate control.

Section 1715 may discourage open market purchases of our common stock or a non-negotiated tender or exchange offer for our common stock and, accordingly, may be considered disadvantageous by a shareholder who would desire to participate in any such transaction. As a result, Section 1715 may have a depressive effect on the price of our common stock.

Blank-Check Preferred Stock. The ability of the board of directors to establish the rights of, and to issue, substantial amounts of preferred stock without the need for shareholder approval, may have the effect of discouraging, delaying or preventing a change in control. Such preferred stock, among other things, may be used to create voting impediments with respect to any changes in control or to dilute the stock ownership of holders of common stock seeking to obtain control.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is StockTrans, Inc.

DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER

This prospectus describes the general terms and provisions of the debt securities we may offer and sell by this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may offer under this prospectus up to $40,000,000 in aggregate principal amount of debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $40,000,000. We may offer debt securities in the form of either senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” Unless otherwise specified in a prospectus supplement, the senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt.

The debt securities will be issued under an indenture between us and a trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete. The executed indenture will be incorporated by reference from a current report on Form 8-K. We encourage you to read the indenture, because, although you have rights under the United States federal securities laws with regard to the summary of debt securities in this prospectus, the indenture, and not this summary, will govern your rights as a holder of debt securities. Capitalized terms used in this summary will have the meanings specified in the indenture. References to “we,” “us” and “our” in this section, unless the context otherwise requires or as otherwise expressly stated, refer to Orthovita, Inc., excluding its subsidiaries.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors, or a committee thereof, and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

We may issue an unlimited amount of debt securities under the indenture, and the debt securities may be in one or more series with the same or various maturities, at par, at a premium or at a discount. Except as set forth in any prospectus supplement, we will also have the right to “reopen” a previous series of debt securities by issuing additional debt securities of such series without the consent of the holders of debt securities of the series being reopened or any other series. Any additional debt securities of the series being reopened will have the same ranking, interest rate, maturity and other terms as the previously issued debt securities of that series. These additional debt securities, together with the previously issued debt securities of that series, will constitute a single series of debt securities under the terms of the applicable indenture.

We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and other terms of the debt securities, which will include some or all of the following:

•	the form (including whether the debt securities will be issued in global or certificated form) and title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest;

•	the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and premium and interest on, the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	any provisions relating to any security provided for the debt securities;

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any conversion provisions, including the security into which the debt securities are convertible, the conversion price, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holder or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities are redeemed;

•	whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof;

•	any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other terms of the debt securities, which may modify, delete, supplement or add to any provision of the indenture as it applies to that series.

We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depositary Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•	we are the surviving corporation or the successor person (if other than us) is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met, including any additional conditions described in the applicable prospectus supplement.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of or premium on any debt security of that series when due and payable;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of our company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•	the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

If any securities are outstanding under the indenture, the indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of, or premium on, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or premium or interest on, any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharging Our Obligations

We may choose to either discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time after we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen, destroyed or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates.

We may discharge our obligations under the indenture or release ourselves from covenant restrictions only if, in addition to making the deposit with the trustee, we meet some specific requirements. Among other things:

•	we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an IRS letter ruling or change in federal tax law;

•	we may not have a default on the debt securities discharged on the date of deposit;

•	the discharge may not violate any of our agreements; and

•	the discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York.

DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON STOCK

AND PREFERRED STOCK WE MAY OFFER

The following statements are summaries and adequate descriptions of the common stock warrants and the preferred stock warrants being registered in the registration statement which includes this prospectus. The stock warrant agreement to be entered into by us may include or incorporate by reference standard warrant provisions substantially in the form of the Common Stock Warrant Agreement or the Preferred Stock Warrant Agreement to be filed in an amendment to the registration statement which includes this prospectus or filed in a current report on Form 8-K and incorporated by reference in the registration statement which includes this prospectus.

General

The common stock warrants and preferred stock warrants, evidenced by stock warrant certificates, may be issued under a stock warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including:

•	the offering price, if any;

•	the designation and terms of the common or preferred stock purchasable upon exercise of the stock warrants;

•	if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

•	the number of shares of common or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the stock warrants will commence and expire;

•	a discussion of certain United States Federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	any antidilution provisions of the stock warrants; and

•	any other terms of the stock warrants.

The shares of common or preferred stock issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and nonassessable.

Exercise of Stock Warrants

Stock warrants may be exercised by surrendering the stock warrant certificate to the stock warrant agent with the form of election to purchase on the reverse side of the stock warrant certificate properly completed and signed and by payment in full of the exercise price, as set forth in the applicable prospectus supplement. The signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. Upon receipt of the certificates, the stock warrant agent will requisition from the transfer agent for the common stock for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of shares of common stock purchased. If less than all of the stock warrants evidenced by any stock warrant certificate are exercised, the stock warrant agent will deliver to the exercising warrantholder a new stock warrant certificate representing the unexercised stock warrants.

No Rights as Shareholders

Holders of stock warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES WE MAY OFFER

The following statements are summaries and adequate descriptions of the debt warrants being registered in the registration statement which includes this prospectus. The debt warrant agreement to be entered into by us may include or incorporate by reference standard warrant provisions substantially in the form of the debt warrant agreement to be filed in an amendment to the registration statement which includes this prospectus or filed in a current report on Form 8-K and incorporated by reference in the registration statement which includes this prospectus. A debt warrant agent will be selected by us at the time of issue.

General

The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the applicable prospectus supplement will describe the designation and terms of the debt warrants, including:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence and expire;

•	a discussion of certain United States Federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	any antidilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

Exercise of Debt Warrants

Debt warrants may be exercised by surrendering the debt warrant certificate to the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and signed, and by payment in full of the exercise price, as set forth in the applicable prospectus supplement. The signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

The following statements are summaries and adequate descriptions of the depositary shares being registered in the registration statement which includes this prospectus. The depositary share agreement to be entered into by us may include or incorporate by reference standard provisions substantially in the form of the depositary share agreement to be filed in an amendment to the registration statement which includes this prospectus or filed in a current report on Form 8-K and incorporated by reference in the registration statement which includes this prospectus. A depositary will be selected by us at the time of issue.

We may, at our option, offer fractional shares of our preferred stock, rather than whole shares of our preferred stock. In the event we do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to an offering of the depositary shares) of a share of the related series of preferred stock.

The shares of our preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary, or bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $40,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock, represented by the depositary share to all of the rights and preferences of the preferred stock represented by the depositary shares (including dividend, voting, redemption, conversion and liquidation rights).

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS WE MAY OFFER

The following statements are summaries and adequate descriptions of the stock purchase contracts and stock purchase units being registered in the registration statement which includes this prospectus. The stock purchase contract agreement or stock purchase unit agreement to be entered into by us may include or incorporate by reference standard provisions substantially in the form of the stock purchase contract agreement or stock purchase unit agreement to be filed in an amendment to the registration statement which includes this prospectus or filed in a current report on Form 8-K and incorporated by reference in the registration statement which includes this prospectus. A stock purchase contract agent and stock purchase unit agent will be selected by us at the time of issue.

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates. The price per share of common stock, preferred stock or depositary shares may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contract agreement. Any such formula may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events. The stock purchase contracts may be issued separately or as a part of stock purchase units, consisting of a stock purchase contract and, as security for the holder’s obligations to purchase the shares of common stock, preferred stock or depositary shares under the stock purchase contracts or our debt securities.

The stock purchase contract agreements may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contract agreements may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract agreement.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the offered securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly to purchasers; or

•	through remarketing firms.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which such offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase the offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a reasonable best efforts basis for the period of its appointment.

If underwriters are used in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in the applicable prospectus supplement, the underwriters are subject to certain conditions precedent and will be obligated to purchase all the offered securities of a series if they purchase any of the offered securities.

If a dealer is used in the sale of the offered securities, we will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Offers to purchase the offered securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others. The terms of any such sales will be described in the applicable prospectus supplement.

The offered securities may also be offered and sold by a remarketing firm in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the offered securities pursuant to the terms of the offered securities. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase the offered securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

In connection with the sale of the offered securities, agents, underwriters, dealers or remarketing firms may receive compensation from us or from purchasers of the offered securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the offered securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Agents, underwriters, dealers and remarketing firms that participate in the distribution of the offered securities, and any institutional investors or others that purchase offered securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

Each series of the offered securities will be a new issue and, other than the shares of common stock which are listed on the Nasdaq, will have no established trading market. Any underwriters to whom we sell the offered securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any series of offered securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. We cannot predict the liquidity of the trading market for any of the offered securities.

In connection with an offering, the underwriters may purchase and sell the offered securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of offered securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the offered securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased offered securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the offered securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

Underwriters, dealers, agents and remarketing firms, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business. Pursuant to a requirement by the National Association of Securities Dealers, Inc., or NASD, the maximum commission or discount to be received by any NASD member or independent broker/dealer may not be greater than eight percent of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415.

VALIDITY OF SECURITIES

The validity of any securities offered by us in the applicable prospectus supplement will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of Orthovita, Inc. as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, have been incorporated by reference herein from the Annual Report on Form 10-K of Orthovita, Inc. for the year ended December 31, 2005 in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 expresses our opinion that Orthovita, Inc. did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that Orthovita, Inc. did not maintain effective controls over the processes associated with its year-end physical inventory count.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or Commission, utilizing a “shelf” registration process, relating to the common stock, preferred stock, debt securities, warrants to purchase common stock, warrants to purchase preferred stock, warrants to purchase debt securities, depositary shares, stock purchase contracts and stock purchase units described in this prospectus. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total initial offering price of $40,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may supplement the information contained in this prospectus, but may not contradict, modify or replace the information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by us, any selling shareholder or by any other person. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

WHERE YOU CAN FIND MORE INFORMATION

In this prospectus, we “incorporate by reference” the information we file with the SEC, which means that we can disclose important business, financial and other information to you in this prospectus by referring you to the documents containing this information. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. However, any information contained herein shall modify or supersede information contained in documents we filed with the SEC before the date of this prospectus.

We incorporate by reference the documents listed below and any future filings (other than the portions thereof deemed to be “furnished” to the Commission pursuant to Item 2.02 or Item 7.01) made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering is completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2005;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2006;

•	our Current Reports on Form 8-K, filed with the SEC on February 8, 2006, March 2, 2006 and March 24, 2006;

•	the description of our common stock contained in our registration statement on Form 8-A filed under Section 12(g) of the Securities Exchange Act of 1934 with the Commission on June 24, 1998, including any amendment or reports filed for the purpose of updating such description.

We file reports, proxy statements, and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains all information filed electronically by us. The address of the SEC’s website is http://www.sec.gov. Our SEC filings are also available to the public from our website at http://www.orthovita.com. However, the information on our website does not constitute a part of this prospectus.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated into this prospectus by reference but not delivered with the prospectus (except exhibits, unless they are specifically incorporated into this prospectus by reference). You should direct any requests for copies to:

Orthovita, Inc.

45 Great Valley Parkway

Malvern, Pennsylvania 19355

(610) 640-1775

Attention: Joseph M. Paiva, Chief Financial Officer

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and the offerings described in this registration statement, other than underwriting discounts and commissions. All amounts shown are estimates except the Commission registration fee.

Commission registration fee	$4,280
Nasdaq National Market Listing Fee	25,000	*
Trustee’s fees and expenses	5,000	*
Printing and engraving expenses	25,000	*
Accounting fees and expenses	25,000	*
Legal fees and expenses	75,000	*
Miscellaneous	50,000	*

Total	$209,280	*

* Estimated

ITEM 15.	INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Section 1741 of the Pennsylvania Business Corporation Law provides the power to indemnify any officer or director acting in his capacity as our representative who was, is or is threatened to be made a party to any action or proceeding for expenses, judgments, penalties, fines and amounts paid in settlement in connection with such action or proceeding. The indemnity provisions apply whether the action was instituted by a third party or arose by or in our right. Generally, the only limitation on our ability to indemnify our officers and directors is if the act violates a criminal statute or if the act or failure to act is finally determined by a court to have constituted willful misconduct or recklessness. Our bylaws provide a right to indemnification against any liability incurred in connection with any proceeding in which a director, officer or any other designated indemnified representative may be involved as a party or otherwise by reason of the fact that such party is or was serving in a capacity as director, officer or authorized representative, respectively, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability. However, indemnification is not available under our bylaws in the following circumstances: (i) if indemnification is expressly prohibited by applicable law; (ii) if a final determination has been made under the bylaws that the conduct of such party constitutes willful misconduct or recklessness under Pennsylvania law, or that such conduct is attributable to the receipt by such part from us of a personal benefit to which such party is not legally entitled; or (iii) to the extent indemnification has been determined to be otherwise unlawful. Indemnification is only provided to an indemnified party who initiates or participates as an intervenor or amicus curiae in a proceeding if such party obtains the approval of a majority of our board of directors. Our bylaws provide for the advancement of expenses, including attorneys’ fees and disbursements, incurred in good faith by an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification. Our bylaws authorize us to take steps to satisfy or secure our indemnification obligations, including, maintaining insurance, obtaining a letter of credit, acting as a self-insurer, creating a reserve, trust, escrow, cash collateral or other fund or account, or using any other mechanism or arrangement as the board of directors deem appropriate.

Our articles of incorporation provide that none of our directors or officers shall be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director or officer has breached or failed to perform the duties of his or her office under our articles of incorporation or bylaws or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

We maintain directors and officers’ liability insurance to provide directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts. At present, there is no pending litigation or proceeding, and we are not aware of any threatened litigation or proceeding, involving any director, officer, employee or agent where indemnification will be required or permitted under the articles of incorporation or our bylaws.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

See Exhibit Index included herewith which is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however ,that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registration is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on May 23, 2006.

ORTHOVITA, INC.

By:	/s/ Antony Koblish
Antony Koblish
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Antony Koblish Antony Koblish	President and Chief Executive Officer (Principal Executive Officer) and Director	May 23, 2006

/s/ Joseph M. Paiva Joseph M. Paiva	Chief Financial Officer (Principal Financial and Accounting Officer)	May 23, 2006

* David Fitzgerald	Chairman of the Board	May 23, 2006

* Morris Cheston, Jr.	Director	May 23, 2006

* Joseph Harris	Director	May 23, 2006

S-1

Signature	Title	Date

* Robert M. Levande	Director	May 23, 2006

* Mary Paetzold	Director	May 23, 2006

* Russell B. Whitman	Director	May 23 2006

*By:	/s/ Joseph M. Paiva
Joseph M. Paiva, as Attorney-in-fact

S-2

EXHIBIT INDEX

*1.1	Form of Underwriting Agreement

3.1	Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed on July 21, 2003)

3.2	Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2 of the registrant’s Current Report on Form 8-K filed on July 21, 2003)

*4.1	Form of Articles of Designation for preferred stock

**4.2	Form of Indenture

*4.4	Form of Common Stock Warrant Agreement, including form of Warrant

*4.4	Form of Preferred Stock Warrant Agreement, including form of Warrant

*4.5	Form of Debt Warrant Agreement, including form of Warrant

*4.6	Form of Note

*4.7	Form of Deposit Agreement

*4.8	Form of Stock Purchase Contract Agreement

*4.9	Form of Stock Purchase Contract

*4.10	Form of Stock Purchase Unit Agreement

**5.1	Opinion of Morgan, Lewis & Bockius LLP

***12.1	Statement Re: Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

***23.1	Consent of KPMG LLP

**23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 above)

**24.1	Power of Attorney (included on signature pages)

*25.1	Statement of Eligibility of Trustee on Form T-1 for Debt Securities

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

**	Previously filed.

***	Filed herewith.